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                                                                     EXHIBIT 12

                  MERIDIAN DIAGNOSTICS, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                            Nine Months Ended
                                                  For the Years Ended September 30,                             June 30,
                                  ------------------------------------------------------------------    ------------------------
                                     1991          1992          1993          1994          1995          1995          1996
                                     ----          ----          ----          ----          ----          ----          ----
Earnings before income taxes      $1,517,893    $2,604,832    $3,101,358    $3,983,403    $5,959,926    $4,036,640    $5,861,566

Interest on debt and
  capitalized leases                  10,019        88,631       178,950     1,092,345     1,134,844       857,268       307,792

Interest element of rentals           25,881        16,612        16,667        17,083         6,194         5,194         3,000
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

  Earnings                        $1,553,793    $2,710,075    $3,296,975    $5,092,831    $7,100,964    $4,899,102    $6,172,358
                                  ==========    ==========    ==========    ==========    ==========    ==========    ==========

Interest on debt and
  capitalized leases              $   10,019    $   88,631    $  178,950    $1,092,345    $1,134,844    $  857,268    $  307,792

Interest element of rentals           25,881        16,612        16,667        17,083         6,194         5,194         8,000
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

  Fixed Charges                   $   35,900    $  105,243    $  195,617    $1,109,428    $1,141,038    $  862,462    $  310,792
                                  ==========    ==========    ==========    ==========    ==========    ==========    ==========

Ratio of earnings to
  fixed charges                         43.3          25.8          16.8           4.6           6.2           5.7          19.9
                                        ====          ====          ====          ====          ====          ====          ====

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